UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2008

THE RESERVE PETROLEUM COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	000-8157	73-0237060
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6801 N. Broadway, Suite 300
Oklahoma City, Oklahoma 73116-9092
(Address of principal executive offices)

(405) 848-7551
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c)

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) At a meeting of the Board of Directors (the “Board”) of The Reserve Petroleum Company (the “Company”), on May 20, 2008, Mason McLain retired as President, effective immediately, but will remain as the Company’s Chief Executive Officer, Chairman of the Board and a member of the Executive Committee of the Board.

In addition, Robert T. McLain retired as 1st Vice President of the Company, effective immediately, but will remain a Director and a member of the Executive Committee of the Board. Robert T. McLain was not an employee and was not compensated as an officer of the Company.

(c) On May 20, 2008, the Board elected Cameron McLain as President of the Company. Cameron McLain, age 49, has been employed by the Company since May 9, 1982 as Exploration Manager.

In addition, the Board elected Kyle McLain as Executive Vice President of the Company. Kyle McLain, age 53, has been employed by the Company since May 12, 1984 as Production Manager.

Cameron McLain and Kyle McLain are sons of Mason McLain.

Item 8.01  Other Events

At the Company’s Annual Meeting of Stockholders held on May 20, 2008, stockholders voted to re-elect the nine proposed directors for a one year term.

At the Company’s Board meeting on May 20, 2008, the directors approved a $10.00 per share cash dividend.  The dividend will be paid June 16, 2008 to the Company’s common stock shareholders of record at the close of business on May 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Mason McLain
Mason McLain
Principal Executive Officer

Date: May 22, 2008